UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2006

___________________________________________________________

IGI, INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

Delaware	001-08568	01-0355758
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices) (Zip Code)

(856) 697-1441

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2006, IGI, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Univest Management EPSP, c/o Frank Gerardi, Trustee (“Univest”). Pursuant to the Letter Agreement, the maturity date of the stated interest rate on the secured promissory note, dated December 12, 2005, in favor of Univest in the principal amount of $1,000,000 was extended until the earlier of (i) September 30, 2006 or (ii) the closing of the sale of certain real property of the Company, currently the subject of a contract of sale with Bellevue Properties Development Group, L.L.C. Previously the note was set to mature the earlier of July 31, 2006 or the sale of said real property. Mr. Gerardi is the Chairman and Chief Executive Officer of the Company and he is the trustee of, and controls Univest.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in "Item 1.01 Entry into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits
10.1	Letter Agreement, dated July 21, 2006 between IGI, Inc. and Univest Management EPSP, c/o Frank Gerardi, Trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI, INC.

By:	/s/ Frank Gerardi
Frank Gerardi
Chairman & Chief Executive Officer

Date:	July 27, 2006

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EXHIBIT INDEX

Exhibit

Number	Description

10.1                  Letter Agreement, dated July 21, 2006 between IGI, Inc. and
                    Univest Management EPSP, c/o Frank Gerardi, Trustee.